As filed with the Securities and Exchange Commission on February 23, 1999

                                            Registration No. 333-__________



                          SECURITIES AND EXCHANGE COMMISSION
                                  WASHINGTON, DC  20549


                         ------------------------------------


                                      FORM S-8
                                REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                        ------------------------------------

                             ASPAC COMMUNICATIONS, INC.
              (Exact name of Registrant as specified in its charter)

         DELAWARE                                             95-4652797
 (State or other jurisdiction                             (I.R.S. Employer
 of incorporation or organization)                      Identification Number)

                            2049 Century Park East, Suite 1200
                              Los Angeles, California 90067
                          (Address of Principal Executive Offices)


                          EMPLOYMENT AGREEMENT OF AMY MING ZHANG
                                  (full title of plan)



                                 Marc F. Mayeres, President
                                  Aspac Communications, Inc.
                            2049 Century Park East, Suite 1200
                               Los Angeles, California 90067
                                      310/712-3288
                  (Name, address and telephone number of agent for service)

                                    -----------------
                                       COPY TO:

                                  Cassidy & Associates
                                   1504 R Street, N.W.
                                 Washington, D.C. 20009
                                        202/387-5400
                                   -----------------
                          CALCULATION OF REGISTRATION FEE

                                         Proposed     Proposed
Title of Securities    Amount being      Maximum      Maximum       Amount of
to be Registered       Registered(1)     Offering     Aggregate   Registration
                                         Per          Offering        Fee
                                         Share (2)    Price (2)

Common Stock,
par value                25,000           $1.00        $25,000       $7.00 (3)
$.0001 per share

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the issuer's Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457, on the basis of the value as determined by current per share net book value of ($0.0153).

(3)  Previously paid in Registrant's account.



                            PART I

         INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                     ASPAC COMMUNICATIONS, INC.


           25,000 Shares of Common Stock, $.0001 par value
              Issued Pursuant to an Employment Agreement

             This Prospectus is a part of a registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, by Aspac Communications, Inc. (the "Company" or the "Registrant"). This Prospectus does not contain all the information set forth in the Registration Statement, including the exhibits filed as part thereof and otherwise incorporated therein to which reference is hereby made. Copies of the Registration Statement and the exhibits may be inspected at the offices of the Commission, and may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the prescribed fees.

             The employment agreement, together with the information contained in Items 1 and 2 of Part I hereof and the documents incorporated by reference in Item 3 of Part II of the Registration Statement, taken together, are intended to constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended, and Rule 428 of the General Rules and Regulations of the Commission thereunder.

ITEM 1.  PLAN INFORMATION

             The 25,000 shares of the Company's common stock, $.0001 par value per share, to which this Registration Statement relates are being issued pursuant to an employment agreement (the "Agreement") with Amy Ming Zhang (the "Employee") for services rendered for the Company by the Employee. The Agreement is filed as part of this Registration Statement as an exhibit.

             The common stock registered hereby (the "Common Stock") is not subject to any provisions of the Employee Retirement Income Security Act of 1974. The Common Stock is treasury stock, and no shares thereof will be purchased in the open market by the Registrant. There are no restrictions imposed upon the Employees in the resale of the Common Stock within the United States except those imposed by Federal or state securities laws and regulations. The receipt of the Common Stock may be considered income and may give rise to Federal and state income taxation for the Employee, who is advised to consult with an advisor concerning taxation arising from receipt of the Common Stock. The Registrant anticipates that it will have a corresponding deduction for income tax purposes as compensation paid to the Employee.

             Any person to whom the securities will be issued under this Registration Statement may receive additional information concerning the Company, the Agreement, this Registration Statement or other information, without charge, upon written or oral request made to Aspac Communications, Inc., 2049 Century Park East, Suite 1200, Los Angeles, California 90067 or by telephone at 310/712-3288.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

The Company will provide without charge to each person to whom a Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference as specified in Item 3 of Part II of the Registration Statement of which this Prospectus forms a part exclusive of exhibits thereto unless such exhibits are specifically incorporated by reference into the information that has been incorporated into this Prospectus and any other documents required to be delivered pursuant to Rule 428(b) of the General Rules and Regulations of the Commission.

Requests for any of the foregoing should be directed to Marc F.
Mayeres, President, 2049 Century Park East, Suite 1200, Los Angeles, California 90067or by telephone at 310/712-3288.



          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
             SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
              PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
             ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


No person has been authorized to give any information or to make any representations in connection with the offering described herein other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the issuer or any other person. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares of Common Stock to which it relates, or any offer of such shares of Common Stock to any person in any jurisdiction in which such offer is unlawful. The delivery of this Prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to such date.



         The date of this Prospectus is February 23, 1999.


                                PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

             The following documents and any and all amendments thereto filed by Aspac Communications, Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission (the
"Commission") are incorporated herein by reference:

                          Form 10-SB and all amendments thereto and exhibits therein (file no. 0-24441) filed with the Commission on June 11, 1998;

                          Annual Report on Form 10-KSB filed with
                          the Commission on January 13, 1999(file
                          no. 0-24441).

             Any document filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") through and subsequent to the date hereof and prior to the termination of the offering of the securities subject hereto including:

ITEM 4.  DESCRIPTION OF SECURITIES

             Under the Company's Certificate of Incorporation, the authorized capital stock of the Company consists of 120,000,000 shares, of which 100,000,000 shares are Common Stock and 20,000,000 shares are Preferred Stock. As of February 19, 1999, the Company had 20,020,000 shares of Common Stock outstanding and no shares of Preferred Stock outstanding.

The following summary description of the securities of the Company is qualified in its entirety by reference to the Certificate of Incorporation, filed as an exhibit to the Company's registration statement on Form 10-SB, which is incorporated in its entirety herein.

COMMON STOCK

The holders of Common Stock are entitled to one vote per share with respect to all matters required by law to be submitted to stockholders of the Company. The holders of Common Stock have the sole right to vote, except as otherwise provided by law or by the Company's Certificate of Incorporation, including provisions governing any Preferred Stock. The Common Stock does not have any cumulative voting, preemptive, subscription or conversion rights. Election of directors and other general shareholder action requires the affirmative vote of a majority of shares represented at a meeting in which a quorum is represented. The outstanding shares of Common Stock are, and the shares of Common Stock offered hereby will be, validly issued, fully paid and non-assessable.

Subject to the rights of any outstanding shares of Preferred Stock, the holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the affairs of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment or provision for all liabilities and any preferential liquidation rights of any Preferred Stock then outstanding.

PREFERRED STOCK

The Board of Directors is authorized, without action by the holders of the Common Stock, to provide for the issuance of the Preferred Stock in one or more series, to establish the number of shares to be included in each series and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. This includes, among other things, voting rights, conversion privileges, dividend rates, redemption rights, sinking fund provisions and liquidation rights which may be superior to the Common Stock. The issuance of one or more series of the Preferred Stock could adversely affect the voting power of the holders of the Common Stock and could have the effect of discouraging or making more difficult any attempt by a person or group to attain control of the Company. The Company has no present plans to issue any additional shares of Preferred Stock.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

             Not applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

             The Company is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. The Certificate of Incorporation and the By-laws of the Company provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

             The General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal
benefit.   The Company's Certificate of Incorporation contains such
a provision.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

             Not Applicable.

ITEM 8.  EXHIBITS

         The following exhibits are filed as part of this Registration Statement:

              5.1         Opinion of Cassidy & Associates

              10.1        Employment Agreement of Employee

              24.1        Consent of Weinberg & Company

              24.2        Consent of Cassidy & Associates (contained
                              in Exhibit 5.1)

ITEM 9.  UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

              (1)   To file, during any period in which offers or sales are
                      being made, a post-effective amendment to this registration statement:

                i.   To include any prospectus
                required by Section 10(a)(3) of the
                Securities Act of 1933;

                ii.   To reflect in the prospectus any
                facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                iii.  To include any adidtional or changed
                material information with respect to the plan of distribution.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3)   To remove from registration by means of
             a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                (b)          The undersigned
                Registrant hereby undertakes that,
                for purposes of determining
                liability under the Securities Act,
                each filing of the Registrant's
                annual report pursuant to Section
                13(a) or 15(d) of the Exchange Act
                (and, where applicable, each filing
                of an employee benefit plan's annual
                report pursuant to Section 15(d) of
                the Exchange Act) that is
                incorporated by reference in the
                registration statement shall be
                deemed to be a new registration
                statement relating to the securities
                offered therein, and the offering of
                such securities at that time shall
                be deemed to be the initial bona
                fide offering thereof.

                (c) Insofar as indemnification for
                liabilities arising under the
                Securities Act of 1933 may be
                permitted to directors, officers and
                controlling persons of the
                registrant pursuant to the foregoing
                provisions, or otherwise, the
                registrant has been advised that in
                the opinion of the Securities and
                Exchange Commission such
                indemnification is against public
                policy as expressed in the Act and
                is, therefore, unenforceable. In the
                event that a claim for
                indemnification against such
                liabilities (other than the payment
                by the registrant of expenses
                incurred or paid by a director,
                officer or controlling person of the
                registrant in the successful defense
                of any action, suit or proceeding)
                is asserted by such director,
                officer or controlling person in
                connection with the securities being
                registered, the registrant will,
                unless in the opinion of its counsel
                the matter has been settled by
                controlling precedent, submit to a
                court of appropriate jurisdiction
                the question whether such
                indemnification by it is against
                public policy as expressed in the
                Act and will be governed by the
                final adjudication of such issue.

                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California on February 23, 1999.


                             By /s/  Marc F. Mayeres
                                     President and acting
                                     Chief Financial Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


   SIGNATURE                      TITLE                         DATE

/s/ Liancheng Ji                  Director                 February 23, 1999